                                  EXHIBIT 99.1


CONTACT:  JOSEPH MACNOW
           (201) 587-1000




                                                        Park 80 West, Plaza II
                                                        Saddle Brook, NJ 07663


                      FOR IMMEDIATE RELEASE - APRIL 2, 1998

              VORNADO REALTY TRUST COMPLETES THE ACQUISITION OF
                  THE MERCHANDISE MART AND OTHER PROPERTIES
                             FROM THE KENNEDY FAMILY

      SADDLE BROOK, NEW JERSEY.....VORNADO REALTY TRUST (NYSE:VNO) today announced that it has closed its previously announced acquisition of a real estate portfolio from the Kennedy Family for approximately $630 million, consisting of $187 million in cash, $116 million in Operating Partnership Units, $77 million in existing debt and $250 million of newly issued debt.

      The acquired real estate assets consist of a portfolio of properties used for office, retail and trade showroom space which aggregate approximately 5.3 million square feet and include the famed Merchandise Mart in Chicago. The transaction also includes the acquisition of Merchandise Mart Properties, Inc. which manages the properties and trade shows.

      Vornado is a fully-integrated equity real estate investment trust.


      Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.



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